Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Oxford Square Capital Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	457(o)		$	$			$					$
Fees to be Paid	Equity	Preferred Stock, par value $0.01 per share	(2)	457(o)
Fees to be Paid	Other	Warrants	(3)	457(o)
Fees to be Paid	Equity	Subscription Rights	(4)	457(o)
Fees to be Paid	Debt	Debt Securities	(5)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf			457(o)				10,154,395.00	0.0001381		1,402.32
Fees Previously Paid	Equity	Common Stock, par value $0.01 per share		457(o)
Fees Previously Paid	Equity	Preferred Stock, par value $0.01 per share		457(o)
Fees Previously Paid	Other	Warrants		457(o)
Fees Previously Paid	Equity	Subscription Rights		457(o)
Fees Previously Paid	Debt	Debt Securities		457(o)
Fees Previously Paid	Unallocated (Universal) Shelf			457(o)				3,044,043.03			420.38
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	(6)	415(a)(6)								N-2	333-265533	09/26/2022
Carry Forward Securities	Equity	Preferred Stock, par value $0.01 per share	(7)	415(a)(6)								N-2	333-265533	09/26/2022
Carry Forward Securities	Other	Warrants	(8)	415(a)(6)								N-2	333-265533	09/26/2022
Carry Forward Securities	Equity	Subscription Rights	(9)	415(a)(6)								N-2	333-265533	09/26/2022
Carry Forward Securities	Debt	Debt Securities	(10)	415(a)(6)								N-2	333-265533	09/26/2022
Carry Forward Securities	Unallocated (Universal) Shelf		(11)	415(a)(6)		$		$286,801,561.97		$		N-2	333-265533	09/26/2022		$33,326.34

Total Offering Amounts:								$300,000,000.00			1,822.70
Total Fees Previously Paid:											420.38
Total Fee Offsets:											0.00
Net Fee Due:											$1,402.32

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Offering Note(s)

(1)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(2)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(3)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(4)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(5)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $300,000,000. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(6)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 above, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(7)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 above, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(8)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 above, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(9)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 above, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(10)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Subject to Note 5 above, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $300,000,000. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(11)	Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $286,801,561.97 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale on a Registration Statement on Form N-2 (File No. 333-265533) initially filed on June 10, 2022, as amended on September 21, 2022, and declared effective on September 26, 2022 (the “2022 Registration Statement”). The Unsold Securities were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-202672) initially filed on March 11, 2015, as amended on July 17, 2015, November 16, 2016 and January 11, 2017, and declared effective on January 13, 2017 (the “2017 Registration Statement”). A filing fee of $69,540 was paid in connection with the 2017 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $535,629,775 aggregate principal amount of unsold securities from the 2017 Registration Statement were carried forward to a Registration Statement on Form N-2 (File No. 333-229337) initially filed on January 23, 2019, as amended on March 7, 2019 and March 25, 2019, and declared effective on March 25, 2019 (the “2019 Registration Statement”). Pursuant to 415(a)(6) under the Securities Act, $464,406,568 aggregate principal amount of unsold securities from the 2019 Registration Statement were carried forward to the 2022 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the $286,801,561.97 aggregate principal amount of Unsold Securities from the 2022 Registration Statement are being carried forward to this Registration Statement on Form N-2. The $33,326.34 of filing fees previously paid in connection with the Unsold Securities reflected in the table above reflects the filing fees paid by the Company with respect to the Unsold Securities based on the filing fee in effect when such fees were paid in connection with the 2017 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.